Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Rentech, Inc.

Washington, DC

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-197305, 333-159540, 333-189871, 333-142299, 333-174212 and 333-201320) of Rentech, Inc. of our reports dated April 6, 2017, relating to the consolidated financial statements and financial statement schedules and the effectiveness of Rentech, Inc.’s internal control over financial reporting,  which appear in this Annual Report on Form 10-K of Rentech Inc. for the year ended December 31, 2016. Our report on our audit of the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern. Our report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2016.

/s/ BDO USA, LLP

Boston, Massachusetts

April 6, 2017